UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 5, 2010

CODA OCTOPUS GROUP, INC.
(Name of Small Business Issuer in its Charter)

Delaware	000-52815	34-200-8348
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation or organization		Identification Number)

Newport Office Center I
111 Town Square Place, Jersey City, Suite 1201
New Jersey 07310
(Address, Including Zip Code of Principal Executive Offices)

(212) 924-3442
(Issuer's telephone number)

 164 West, 25th Street, 6th Floor, New York
New York 10001
(Former name or former address, if changed since last report)

Copies to:
Louis A. Brilleman, Esq.
110 Wall Street, 11th Floor
New York, New York 10005
Phone: (212) 709-8210
Fax: (212) 943-2300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sales of Equity Securities.

On December 5, 2011, Coda Octopus Group Inc. (the “Company”) completed the issuance of 21,857,143 shares of common stock of the Company to certain of its shareholders in exchange for (i) the surrender by these shareholders of warrants to purchase an aggregate of 21,857,143 shares and (ii) amendments (the “Amendments”) to a series of identical securities purchase agreements (the “Agreements”) between the Company and such shareholders.  The Agreements were entered into between the Company and a group of accredited individual and institutional investors between April and May 2007 and contained certain price protection and ratchet provisions that hampered the Company’s ability to raise additional financing.  As a result of the Amendments, such provisions were deleted from the Agreements.  Under the terms of the Agreements, the Amendments required the consent of no less than 85% of the parties thereto.  In addition, the Agreements were terminated with respect to all consenting shareholders.  No cash was paid to any person in the exchange.

As a result of the transaction described above, as of the date hereof, there are 74,103,102 shares of common stock issued and outstanding.

The sale of the shares of common stock was exempt from the registration requirements of the Securities Act of 1933, as amended (the “Act”) pursuant to Section 4(2) of the Act due to the fact that the offering of the shares of common stock was made on a private basis to a limited number of purchasers.

Item 9.01 Financial Statements and Exhibits.

(a)	Financial Statements.

None.

(b)	Exhibits.

None

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 3, 2011

Coda Octopus Group, Inc.

/s/ Geoffrey Turner
By: Chief Executive Officer